Exhibit 4.4
THIRD SUPPLEMENTAL INDENTURE
Supplemental Indenture (this “Supplemental Indenture”), dated as of August 1, 2025, among Infacare Pharmaceutical Corporation, a Delaware corporation, INO Therapeutics LLC, a Delaware limited liability company, Ludlow LLC, a Massachusetts limited liability company, MAK LLC, a Delaware limited liability company, Mallinckrodt ARD Holdings Inc, a Delaware corporation, Mallinckrodt ARD LLC, a California limited liability company, Mallinckrodt Brand Pharmaceuticals LLC, a Delaware limited liability company, Mallinckrodt CB LLC, a Delaware limited liability company, Mallinckrodt Critical Care Finance LLC, a Delaware limited liability company, Mallinckrodt Hospital Products Inc., a Delaware limited liability company, Mallinckrodt Manufacturing LLC, a Delaware limited liability company, MCCH LLC, a Delaware limited liability company, MNK 2011 LLC, a Delaware limited liability company, OCERA Therapeutics LLC, a Delaware limited liability company, Petten Holdings Inc., a Delaware corporation, ST Operations LLC, a Delaware limited liability company, ST Shared Services LLC, a Delaware limited liability company, ST US Holdings LLC, a Nevada limited liability company, ST US Pool LLC, a Delaware limited liability company, Stratatech Corporation, a Delaware corporation, Sucampo Holdings Inc., a Delaware corporation, Sucampo Pharma Americas LLC, a Delaware limited liability company, Sucampo Pharmaceuticals LLC, a Delaware limited liability company, Vtesse LLC, a Delaware limited liability company, BP USA Holdings, LLC, a Delaware limited liability company, Mallinckrodt International Finance S.A., a Luxembourg public limited company, Mallinckrodt International Holdings S.à r.l., a Luxembourg private limited liability company, Mallinckrodt Lux IP S.à r.l., a Luxembourg private limited liability company, Mallinckrodt Pharma IP Trading Limited, a private company limited by shares incorporated under the laws of Ireland (company registration number 568588) and Mallinckrodt Pharmaceuticals Ireland Limited, a private company limited by shares incorporated under the laws of Ireland (company registration number 548294) (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), which Guaranteeing Subsidiaries are subsidiaries of Endo, Inc. (or its permitted successor), Endo Finance Holdings, Inc., a Delaware corporation (the “Issuer”), Endo, Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors (as defined in the Indenture referred to herein) and Computershare Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”) under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 23, 2024, by and among the parties thereto (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance of 8.500% Senior Secured Notes due 2031 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee and the Notes Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and in the Indenture (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement To Guarantee. Each Guaranteeing Subsidiary hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws and the laws of certain foreign jurisdictions.
4.NEW YORK LAW TO GOVERN; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE ISSUER AND EACH OF THE GUARANTORS CONSENT AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR U.S. FEDERAL COURT LOCATED IN THE BOROUGH OF MANHATTAN, CITY

OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK IN RELATION TO ANY LEGAL ACTION OR PROCEEDING (I) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THE INDENTURE, AS SUPPLEMENTED, THE NOTES, THE GUARANTEES AND ANY RELATED DOCUMENTS (OTHER THAN ANY SECURITY DOCUMENTS WHICH SPECIFY A DIFFERENT JURISDICTION) AND/OR (II) ARISING UNDER ANY U.S. FEDERAL OR U.S. STATE SECURITIES LAWS IN RESPECT OF THE NOTES, THE GUARANTEES AND ANY SECURITIES ISSUED PURSUANT TO THE TERMS OF THE INDENTURE, AS SUPPLEMENTED. THE ISSUER AND EACH OF THE GUARANTORS WAIVE ANY OBJECTION TO PROCEEDINGS IN ANY SUCH COURTS, WHETHER ON THE GROUND OF VENUE OR ON THE GROUND THAT THE PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH GUARANTEEING SUBSIDIARY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, HEREBY APPOINTS ENDO FINANCE HOLDINGS, INC., 1400 ATWATER DRIVE, MALVERN, PA 19355, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING AND AGREES THAT SERVICE OF PROCESS UPON SAID AUTHORIZED AGENT SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING. EACH GUARANTEEING SUBSIDIARY AGREES TO DELIVER, UPON THE EXECUTION AND DELIVERY OF THIS SUPPLEMENTAL INDENTURE, A WRITTEN ACCEPTANCE BY SUCH AGENT OF ITS APPOINTMENT AS SUCH AGENT. EACH GUARANTEEING SUBSIDIARY, TO THE EXTENT ORGANIZED OUTSIDE OF THE UNITED STATES, FURTHER AGREES TO TAKE ANY AND ALL ACTION, INCLUDING THE FILING OF ANY AND ALL SUCH DOCUMENTS AND INSTRUMENTS, AS MAY BE REASONABLY NECESSARY TO CONTINUE SUCH DESIGNATION AND APPOINTMENT OF ENDO FINANCE HOLDINGS, INC. IN FULL FORCE AND EFFECT FOR SO LONG AS THE INDENTURE, AS SUPPLEMENTED, REMAINS IN FORCE. THE ISSUER, THE TRUSTEE AND EACH OF THE GUARANTORS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic signatures shall be deemed to be their original signatures for all purposes.
6.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.The Trustee And The Notes Collateral Agent. The Trustee and the Notes Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:	August 1, 2025

Infacare Pharmaceutical Corporation
INO Therapeutics LLC
Ludlow LLC
MAK LLC
Mallinckrodt ARD Holdings Inc.
Mallinckrodt ARD LLC
Mallinckrodt Brand Pharmaceuticals LLC
Mallinckrodt CB LLC
Mallinckrodt Critical Care Finance LLC
Mallinckrodt Hospital Products Inc.
Mallinckrodt Manufacturing LLC
MCCH LLC
MNK 2011 LLC
OCERA Therapeutics LLC
Petten Holdings Inc.
ST Operations LLC
ST Shared Services LLC
ST US Holdings LLC
ST US Pool LLC
Stratatech Corporation
Sucampo Holdings Inc
Sucampo Pharma Americas LLC
Sucampo Pharmaceuticals LLC
Vtesse LLC

		By:	/s/ Matthew T. Peters
		Name:	Matthew T. Peters
		Title:	Vice President of Tax and Treasurer

BP USA Holdings, LLC
By:	/s/ Deanna Voss
Name: Deanna Voss
Title: Assistant Secretary

Mallinckrodt International Finance S.A.
Mallinckrodt International Holdings S.à r.l.
Mallinckrodt Lux IP S.à r.l.

By:	/s/ Adrian O’Sullivan
Name:	Adrian O’Sullivan
Title:	Director, Manage

SIGNED AND DELIVERED as a Deed for and on behalf of Mallinckrodt Pharma IP Trading Limited by its lawfully appointed attorney in the presence of:
/s/ Colin Kelly Witness signature	/s/ Alasdair Fenlon Attorney
/s/ Colin Kelly Witness name
[Redacted] Witness address
Senior Finance Manager Witness occupation /s/ Colin Kelly Witness signature I confirm that I was present when the lawfully appointed attorney signed by Docusign

SIGNED AND DELIVERED as a Deed for and on behalf of Mallinckrodt Pharmaceuticals Ireland Limited by its lawfully appointed attorney in the presence of:
/s/ Aaron Keogh Witness signature	/s/ Alasdair Fenlon Attorney
Aaron Keogh Witness name
[Redacted] Witness address
Finance Director Witness occupation /s/ Aaron Keogh Witness signature I confirm that I was present when the lawfully appointed attorney signed by Docusign

Endo Finance Holdings, Inc., as Issuer
By:	/s/ John D. Boyle
Name: John D. Boyle
Title: President, Corporate Development and Treasurer

Endo, Inc., as Parent
By:	/s/ Matt Maletta
Name: Matt Maletta
Title: Executive Vice President, Chief Legal Officer & Secretary

Computershare Trust Company, National Association, as Trustee and Notes Collateral Agent
By:	/s/ Scott Little
Name: Scott Little
Title: Vice President
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